SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 19, 2006
SOMERA COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27843	77-0521878
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 S. Northpoint Drive, Coppell, Texas	75019
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 304 - 5660
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
     On January 19, 2006, Somera Communications, Inc. (the “Registrant”) determined that the Registrant will undertake a series of operational rebalancing actions including a reduction in workforce, consolidation of facilities and the reduction of other overhead costs.
     In the first quarter of 2006, the Registrant expects to complete the elimination of 70-80 positions and to record related severance charges of $1.5M to $2.0M. The Registrant expects to incur other costs in the first quarter of 2006 related to the rebalancing efforts, including costs relating to the rationalization of leasehold premises. Additionally, our revenue plans for 2006 have been revised downward in conjunction with our decision to rebalance our business. We will therefore be assessing the carrying value of other assets of our business, including inventory and fixed assets. We may incur additional charges in the first quarter of 2006 as a result of this assessment. An estimate of the amounts related to leasehold premises and asset values has yet to be fully evaluated and is therefore not determinable at this time.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On January 24, 2006 and effective as of that date, Jay Hilbert and Scott Willis are no longer employed by the Registrant. Mr. Hilbert was the Registrant’s Senior Vice President, Marketing and Sales and Mr. Willis was the Registrant’s Senior Vice President, Global Services. The Registrant has retained Messrs. Hilbert and Willis to provide consulting services and serve on the Registrant’s advisory board.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOMERA COMMUNICATIONS, INC.
By:	/s/ David W. Heard
David W. Heard
President and Chief Executive Officer

Date: January 25, 2006

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